UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 3, 2013, George T. Carpenter retired from his position as a director of Barnes Group Inc. (the "Company").
Also on May 3, 2013, in accordance with his previously announced retirement, Gregory F. Milzcik retired from his position as Executive Vice Chairman of the Company and as a director of the Company, and the Board of Directors (the "Board") elected Patrick J. Dempsey, the Company's President and Chief Executive Officer, as a director to fill the vacancy resulting from Mr. Milzcik's resignation. Mr. Dempsey's term will end on the date of the 2014 Annual Meeting of Stockholders. The Board appointed Mr. Dempsey to the Executive Committee of the Board as an ex officio, non-voting member.
Mr. Dempsey, 48, has served in his current role since March 1, 2013. Prior to that, since February 2012, Mr. Dempsey was the Company's Senior Vice President and Chief Operating Officer. Mr. Dempsey held a series of roles of increasing responsibility since joining the Company in October 2000. In November 2004, he was promoted to Vice President, Barnes Group Inc. and President, Barnes Aerospace. In October 2007, he was appointed Vice President, Barnes Group Inc. and President, Barnes Distribution. In October 2008, he was appointed Vice President, Barnes Group Inc. and President, Logistics and Manufacturing Services.

Item 5.03.     Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
The annual meeting of the stockholders of the Company was held on May 3, 2013 (the “Annual Meeting”). As reported below in Item 5.07, at the Annual Meeting, the stockholders approved (i) an amendment to the Company’s Restated Certificate of Incorporation to eliminate supermajority voting requirements for certain corporate actions taken by stockholders (the "Charter Amendment") and (ii) a proposal to amend the Company’s Amended and Restated By-Laws to (a) declassify the Board of Directors and provide instead for the annual election of directors and (b) in accordance with the requirements of Delaware law, eliminate the provision that allows stockholders to remove directors only for cause and reduce the vote for removal to the affirmative vote of holders of a majority of outstanding shares of stock of the Company entitled to vote in elections of directors (the “Declassification Amendment”). The Board approved both the Charter Amendment and the Declassification Amendment on October 19, 2012, subject to approval by the Company’s stockholders.
The Certificate of Amendment of the Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 3, 2013 and was effective upon filing. The Amended and Restated By-Laws were effective as of May 3, 2013.
Summaries of the Declassification Amendment and the Charter Amendment were included as part of Item 4 and Item 5, respectively, in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 19, 2013. The above description and the summaries contained in the proxy statement are qualified by and subject to the full text of the Certificate of Amendment of the Restated Certificate of Incorporation and the Amended and Restated By-Laws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this report and incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Company's Annual Meeting held on May 3, 2013:

(1)	Election of directors:

Director	For a Term Expiring in	Votes For	Votes Withheld	Broker Non-Votes
John W. Alden	2016	43,675,723	2,476,661	3,971,933
Francis J. Kramer	2016	45,428,226	724,158	3,971,933
William J. Morgan	2016	44,506,991	1,645,393	3,971,933

(2)	Ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,511,793	1,496,262	116,262	0

(3)	Advisory (non-binding) resolution to approve the Company's executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,086,551	1,511,470	554,363	3,971,933

(4)	Amend the Company's Amended and Restated By-Laws to provide for the annual election of all directors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,727,524	228,208	196,652	3,971,933

(5) Amend the Company's Restated Certificate of Incorporation to eliminate certain supermajority voting requirements:

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,544,650	297,555	310,179	3,791,933

Item 9.01.     Financial Statements and Exhibits.
(d)     Exhibits:

Exhibit No.	Document Description
3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Barnes Group Inc. (as of May 3, 2013).
3.2	Amended and Restated By-Laws of Barnes Group Inc. (as of May 3, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2013	BARNES GROUP INC.
(Registrant)

	By:	/s/ CLAUDIA S. TOUSSAINT
Claudia S. Toussaint Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Barnes Group Inc. (as of May 3, 2013).
3.2	Amended and Restated By-Laws of Barnes Group Inc. (as of May 3, 2013).